EXHIBIT 10.24

                         ADA ENVIRONMENTAL SOLUTIONS LLC
                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT made and entered into this day of May 1, 1997, by and between ADA Environmental Solutions LLC a Colorado limited liability company, whose principal offices are located at 304 Inverness Way South, Suite 365, Englewood, Colorado 80112 (the "Company"), and Michael D. Durham (the "Employee), whose address is 5252 Lariat Road, Castle Rock, Colorado, 80104.

                                    RECITALS:

     A.   The Company has made Employee an offer of employment.
     B.   Employee desires to accept the offer.
     C. The Company and Employee desire to enter into this Agreement to set forth the terms and conditions of the employment.

     NOW, THEREFORE in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1. Definitions.

     Capitalized terms are used herein with the meanings as specified in Paragraph 7 hereof:

     2. Employment.

     The Company hereby employs the Employee and Employee hereby accepts such employment upon the terms and conditions set forth herein.

     3. Term.

     (a) Initial Term.

     The initial Term of employment under this Agreement shall commence on the date hereof and it shall continue for a period of three years from such date. The Term shall be automatically extended for successive one-year periods. Either party may terminate this Agreement for any reason by giving the other written notice of its intent to terminate the Agreement not less than three months prior to the intended date of termination. In addition, the Company may immediately terminate this Agreement at any time "for cause" as defined below. The initial Term and any such extensions are hereinafter referred to as the "Term."

     (b) For Cause.

     Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement for cause immediately upon notice to Employee. The phrase "for cause" as used in this Agreement shall include, but not be limited to, breach of any fiduciary duty to the Company, failure to perform Employee's duties hereunder in a manner satisfactory to the majority of the managers of the Company, death, permanent disability, or conviction in a criminal proceeding (excluding traffic violations or similar misdemeanors). In the event that Employee, during the Term of his employment, should die, become permanently disabled, or have his employment terminated for cause by the Company, then Employee shall be entitled to (x) all salary which may accrue to him through the end of the last month during which he shall have been an employee of the Company, and (y) such other benefits, if any, to which he is entitled in accordance with any other section of this Agreement.

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     4. Position, Duties and Authority.

     During the Term of this Agreement, Employee shall be employed as the Executive Vice President of the Company. Employee shall report to the President of the Company.

     5. Obligations of Employee.

     Employee hereby agrees that he will devote full-time to the fulfillment of his obligations hereunder. Nothing contained in this agreement shall prevent the Employee from pursuing the projects listed on the attached Exhibit A.

     6. Compensation and Benefits.

     In consideration of Employee's agreement to be employed by the Company and as reasonable compensation for services to be rendered hereunder, the Company agrees as follows:

     (a) Benefits.

     Employee shall be entitled to the standard benefits and perquisites from time to time available to full-time employees of the Company. These benefits are listed in Exhibit B. In addition, Employee shall accrue vacation at a rate of
6.16 hours per bi-weekly pay period.

     (b) Compensation.

     The Company shall pay Employee bi-weekly compensation of $4,615.38 during the Term of employment as part of the Company's normal payroll procedures. Increases in compensation, if any, shall be at the discretion of the Managers of the Company.

     7. Definitions.

     (a) "Invention" shall mean any idea, discovery, article, process, formulation, composition, combination, design, modification or improvement, whether or not patentable.

     (b) "Copyright Works" shall mean all literary works, graphic works, pictorial works and other creative works for which copyright protection may be obtained, including without limitation proposals and computer software/documentation.

     (c) "Confidential Subject Matter" shall mean all Inventions, Copyright Works, data, specifications, know-how, lists, printed materials, technical information, cost/pricing/marketing information and other subject matter that is not available to the general public in a substantially identical form without restriction.

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     8. Disclosure/Ownership of Invention and Confidential Subject Matter.

     (a) During Employment.

     Employee agrees that during the term of Employee's employment with Company, Employee will immediately disclose in writing to Company all Inventions and Confidential Subject Matter which (i) is conceived or generated by Employee alone and/or jointly with others, and (ii) relates to the actual or anticipated business of the Company and/or relates to the actual or anticipated research or development activities of the Company and/or is otherwise suggested by or results from any activity performed on behalf of the Company. Employee acknowledges and agrees that immediately upon conception or generation, whichever occurs earlier, all Inventions and Confidential Subject Matter disclosed and to be disclosed by Employee to Company during the term of Employee's employment with Company will be the sole and exclusive property of the Company.

     (b) Post Employment.

     Employee further agrees that, during the two (2) year period following any termination of Employee's employment with the Company, Employee will immediately disclose in writing to the Company all Inventions and Confidential Subject Matter which (i) is conceived or generated by Employee alone and /or jointly with others, and (ii) is based upon or otherwise derived from any Inventions and/or Confidential Subject Matter of the Company. Employee acknowledges and agrees that immediately upon conception or generation, whichever occurs earlier, all Inventions and Confidential Subject Matter to be disclosed by Employee to Company during the two (2) year period following the termination of Employee's employment with Company will become the sole and exclusive property of the Company.

     9. Assignment of Inventions and Confidential Subject Matter/Documentation/ Commercialization.

     (a) Assignment.

     Employee hereby assigns to Company the Employee's entire right, title and interest in and to all Inventions and Confidential Subject Matter disclosed and to be disclosed by Employee to Company pursuant to Sections 8 (a) and (b).

     (b) Documentation.

     Employee agrees to execute, cooperate in the preparation of and deliver to the Company, both during the term of Employee's employment with the Company and thereafter, any and all documents deemed necessary by the Company for the Company to protect, maintain, preserve and enjoy the full right, title and interest to all Inventions and Confidential Subject Matter disclosed and to be disclosed by Employee to Company, including without limitation, the execution and delivery of patent assignments and, at Company's legal expense, the preparation of patent applications.

     (c) Commercialization.

     Employee acknowledges and agrees that with respect to all Inventions and Confidential Subject Matter transferred by Employee to Company, Company is not obligated to commercialize the same, and that if Employee desires to independently commercialize any of said Inventions and/or Confidential Subject Matter, Employee must request and obtain a written license from Company beforehand, which license request may be declined by Company in its sole discretion.

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     10. Copyright Works.

     Employee agrees that all Copyright Works and contributions to Copyright Works prepared by Employee within the scope of Employee's employment with the Company will be deemed "works for hire" and will be owned by the Company, and Employee agrees to execute all documents deemed necessary by the Company for the Company to protect, maintain, preserve and enjoy the Company's rights in such Copyright Works and contributions. Employee further agrees that unless expressly authorized by the Company in writing, Employee will not independently prepare or otherwise distribute or publish any Copyright Work that embodies any Confidential Subject Matter owned by the Company or held in confidence by the Company for any third-party, including without limitation, all Confidential Subject Matter disclosed and to be disclosed by Employee to the Company.

     11. Written Records.

     Employee agrees that to the extent reasonably possible, Employee will maintain written records of all Inventions and Confidential Subject Matter conceived or generated by Employee in the course of Employee's performance of services for the Company, which records will be the exclusive property of the Company and will be available to the Company at all times.

     12. Restrictive Obligations Relating to Confidential Subject Matter.

     (a) Obligations to Company.

     Employee agrees to maintain in strict confidence, and agrees not to use, disclose, reproduce or publish, except to the extent necessary in the course of the Employee's performance of services for the company and/or as otherwise authorized by Company, any Confidential Subject Matter owned by the Company or held in confidence by the Company for any third-party, including without limitation, all Confidential Subject Matter disclosed and to be disclosed by Employee to the Company.

     (b) Prior Obligations to Third-Parties.

     Employee agrees that, in the course of Employee's employment with the Company, Employee will not use or disclose any third-party Confidential Subject Matter with respect to which Employee, prior to Employee's initiation of employment with the Company, assumed obligations restricting such use or disclosure.

     13. Conflicting Obligations.

     (a) Prior Obligations.

     Employee acknowledges and agrees that Employee is under no obligations to any third party which conflict or may conflict, in any way, with any of the Employee's obligations hereunder, except for actual and/or potentially conflicting obligations identified by Employee on Exhibit A attached hereto. Employee agrees to provide the Company with a copy of any written agreements relating to any obligations identified in Exhibit A.

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     (b) Assumption of Obligations.

     Employee agrees that Employee will not assume any obligations to any third-party that would conflict with any of Employee's obligation hereunder. Except for projects referred to in Exhibit A Employee further agrees that, during the Term of Employee's employment with the Company, Employee will not compete, and will not provide services to others who compete with the Company in the research, development, production, marketing or servicing of any product, process or service with respect to which the Company is involved.

     14. Termination of Employment.

     (a) Continuing Obligations.

     Employee's obligations under Sections 8 through 12 of this Agreement will continue after any termination of Employee's employment with the Company.

     (b) Submission of Materials.

     Upon any termination of Employee's employment with Company, Employee will submit to the Company all materials within Employee's possession that constitute or include Confidential Subject Matter owned by the Company or held in confidence by the Company for any third-party.

     (c) Exit Interview.

     Upon the termination of Employee's employment with the company, Employee will attend an exit interview with an appropriate representative of the Company to review the continuing obligations of Employee hereunder.

     15. Miscellaneous.

     (a) Binding-Effect/Assignability.

     This Agreement is not assignable by Employee and will be binding upon Employee's heirs, executors, administrators and other legal representatives. Employee agrees that the Company may freely assign this Agreement to any successor-in-interest of the Company.

     (b) Severability.

     Should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed and modified to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

     (c) Waiver.

     Any delay or omission on the part of Company to exercise any right under this Agreement will not automatically operate as a waiver of such right or any other right; and that a waiver of any right of the Company hereunder on one occasion will not be construed as a bar to or waiver of any right on any future occasion.

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     (d) Controlling Law.

     This Agreement will be interpreted under and enforced in accordance with the laws of the State of Colorado.

     (e) Modification.

     This Agreement may only be modified by the mutual written agreement of Employee and Company.

     (f) Notices.

     Any notice or communication required or permitted to be given by this Agreement shall be deemed given and effective when delivered personally, or when sent by registered or certified mail, postage prepaid, addressed as follows (such addresses for giving of notice may be changed by notice similarly given):

           (i) If to the Company:

               ADA Environmental Solutions LLC
               Attention:  Manager
               304 Inverness Way South, Suite 365
               Englewood, Colorado 80112

          (ii) If to Employee:

               Michael D. Durham
               5252 Lariat Road, Castle Rock, Colorado, 80104

     (g) Arbitration.

     Any difference, claims or matters in dispute arising between Employee and the Company out of this Agreement or connected with Employee's employment shall be submitted by Employee and the Company to binding arbitration by a single arbitrator selected by the mutual agreement of the parties from members of the Judicial Arbiter Group of Denver, Colorado, or its successor. The arbitration shall be governed by the rules and regulations of the Judicial Arbiter Group or its successor and the pertinent provisions of the laws of the State of Colorado relating to arbitration. The decision of the arbitrator may be entered as a judgment in any court in the State of Colorado or elsewhere. The prevailing party shall be entitled to receive reasonable attorneys' fees incurred in connection with such arbitration in addition to such other costs and expenses as the arbitrator may award.

     (h) Entire Agreement.

     This Agreement together with the exhibits hereto constitute the entire agreement between the parties and their affiliates with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements or understandings relating to said subject matter, and no amendment hereof shall be deemed valid unless in writing and signed by the parties hereto.

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     IN WITNESS WHEREOF, the parties have signed or caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                           ADA Environmental Solutions LLC

                                           By: Earth Sciences, Inc., Manager

                                           By:
                                               ---------------------------------
                                                Mark H. McKinnies

                                           Its: President

                                           ADA Technologies, Inc., Manager

                                           By:
                                               ---------------------------------
                                                Judith A. Armstrong

                                           Its: President

                                           ADA Environmental Solutions, LLC

                                           -------------------------------------
                                           Michael D. Durham, Manager


                                           -------------------------------------
                                           Michael D. Durham, Employee


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                                   EXHIBIT A

Projects to be pursued by Employee that are exempt from employee agreement:

1. Work on technologies covered by previous Employee Agreement with ADA Technologies.

2. Potential business consulting to be provided to small businesses such as ADA Technologies, Sky+, LaserWave, and Poinsettia Group.

3. Environmental consulting with the Happy Canyon Homeowners Association to halt proposed development.









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                                    EXHIBIT B

                        ADA Environmental Solutions, LLC

                   Summary of Employee Benefits - May 1, 1997

The following includes a brief description of the benefits package that is offered by ADA Environmental Solutions, LLC (ADA-ES). These benefits are subject to change at any time, and the provisions of the official plan documents, in addition to ADA-ES Policies, shall govern in the even of any differences or discrepancies. This summary is intended to be a brief overview of the benefits currently offered by ADA Environmental Solutions and not a comprehensive source of information concerning exemptions, limitations, and eligibility requirements. All staff members are encouraged to periodically review ADA-ES's Employee Handbook and the Group Insurance Benefits Handbook for a more complete explanation of the benefits and their provisions. This summary does not constitute a contract between ADA-ES employees and the Company.

Staff members share a portion of the cost of some of the benefits described.


Holidays

     10 Holidays

Vacation

     Full-time staff members are entitled to 12 days of vacation per year for the first three years of employment with ADA-ES. Vacation time is increased to 15 days after 3 years, and 20 days after 9 years.

Sick and Personal Days

     Full-time employees may receive up to 8 Sick and Personal days per year.

Medical Insurance

Retirement Plan

Disability

Life Insurance



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